As filed with the Securities and Exchange Commission on June 28, 2002
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              KANSAS CITY SOUTHERN
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                                        44-0663509
 (State of Incorporation)                   (I.R.S. Employer Identification No.)

                              427 West 12th Street
                        Kansas City, Missouri 64105-1804
                    (Address of Principal Executive Offices)

                    The Kansas City Southern Railway Company
                                Union 401(k) Plan

                    Gateway Western Railway Union 401(k) Plan

                               MidSouth Rail Union
                         401(k) Retirement Savings Plan
                            (Full Title of the Plans)

                              Jay M. Nadlman, Esq.
                              Kansas City Southern
                              427 West 12th Street
                        Kansas City, Missouri 64105-1804
                                 (816) 983-1384
           (Name, Address, and Telephone Number of Agent for Service)
                                ----------------

                         CALCULATION OF REGISTRATION FEE

------------------------------  ----------------  --------------------  --------------------  -------------------
                                                       Proposed              Proposed
     Title of Securities           Amount to       Maximum Offering      Maximum Aggregate        Amount of
     to be Registered (1)        be Registered    Price Per Share (2)      Offering Price      Registration Fee
------------------------------  ----------------  --------------------  --------------------  -------------------

Common Stock, par value
   $.01 per share (3) (4) (5).    35,000 shares         $ 15.555          $ 544,425                  $  50.09
------------------------------  ----------------  --------------------  --------------------  -------------------
Common Stock, par value
   $.01 per share (3) (4) (6).   150,000 shares         $ 15.555        $ 2,333,250                  $ 214.66
------------------------------  ----------------  --------------------  --------------------  -------------------
Common Stock, par value
   $.01 per share (3) (4) (7).   165,000 shares         $ 15.555        $ 2,566,575                  $ 236.12
------------------------------  ----------------  --------------------  --------------------  -------------------
    Total                                                                                         $ 500.87
------------------------------  ----------------  --------------------  --------------------  -------------------



(1) Includes associated rights to purchase Series A Preferred Stock of the Registrant.
(2)  Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933.
(3) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(4) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(5)  The Kansas City Southern Railway Company Union 401(k) Plan.
(6)  Gateway Western Railway Union 401(k) Plan.
(7)  MidSouth Rail Union 401(k) Retirement Savings Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Kansas City Southern (formerly known as Kansas City Southern Industries, Inc.) (the "Registrant") with the Securities and Exchange Commission (File No. 1-4717) are hereby incorporated by reference and made a part of this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001, as amended by Amendment No. 1 on Form 10-K/A;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002;

     (c) The Registrant's Current Reports on Form 8-K dated January 15, 2002 and June 5, 2002;

     (d) The Registrant's definitive Proxy Statement dated April 4, 2002 filed in connection with Registrant's 2002 Annual Meeting of Stockholders; and

     (e) The description of the Registrant's common stock, par value $0.01 per share, contained in Registrant's Registration Statement No. 1-4717-1, filed on December 21, 1962, pursuant to Section 12 of the Securities Exchange Act of 1934, and the associated Series A Preferred Stock Purchase Rights in the Registrant's Form 8-A filed on May 19, 1986, as amended by the Registrant's Form 8-A12B/A (Amendment No. 1) filed on November 6, 1995 and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant and by The Kansas City Southern Railway Company Union 401(k) Plan, the Gateway Western Railway Union 401(k) Plan and the MidSouth Rail Union 401(k) Retirement Savings Plan (each, a "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities registered hereby has been sold or which deregisters such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (an "indemnified capacity"). The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the DGCL.

     The bylaws of the Registrant provide that each person who, at any time is, or shall have been, a director, officer, employee or agent of the Registrant, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of the Registrant, or served at the request of the Registrant as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided under Section 145 of the DGCL.

     The certificate of incorporation of each of the Registrant provides that to the fullest extent permitted by the DGCL and any amendments thereto, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     In addition, the Registrant has entered into indemnification agreements with its officers and directors. Those agreements are intended to supplement its officer and director liability insurance and provide the officers and directors with specific contractual assurance that the protection provided by its bylaws will continue to be available regardless of, among other things, an amendment to the bylaws or a change in management or control of the Registrant. The indemnification agreements provide for prompt indemnification to the fullest extent permitted by law and for the prompt advancement of expenses, including attorneys' fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer is a witness or other participant, or to which the director or officer is a party, by reason (in whole or in part) of service in certain capacities. Under the indemnification agreements, the Registrant's determinations of indemnity are made by a committee of disinterested directors unless a change in control of the Registrant has occurred, in which case the determination is made by special independent counsel. The indemnification agreements also provide a mechanism to seek court relief if indemnification or expense advances are denied or not received within specified periods. Indemnification and advancement of expenses would also be provided in connection with court proceedings initiated to determine rights under the indemnification agreements and certain other matters.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The exhibits are listed in the Exhibit Index of this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

     (a) The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided,  however,  that the  undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of a Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the restated certificate of incorporation and by-laws of the Registrant and the provisions of the Delaware law described under Item 6 above, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     The Registrant: Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kansas City, Missouri, on June 6, 2002.
                                                   ---


                                       KANSAS CITY SOUTHERN


                                       By: /s/ Michael R. Haverty
                                           -------------------------------------
                                           Michael R. Haverty
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Haverty, Gerald K. Davies, Robert H. Berry and Louis G. Van Horn, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                        Date


/s/ Michael R. Haverty      Chairman of the Board of Directors,   June  6,  2002
-------------------------   President and Chief Executive Officer      ---
Michael R. Haverty          (Principal Executive Officer)


/s/ Robert H. Berry         Senior Vice President and Chief       June  6,  2002
-------------------------   Financial Officer (Principal)              ---
Robert H. Berry             Financial Officer)


/s/ Louis G. Van Horn       Vice President and Comptroller        June 13,  2002
-------------------------   (Principal Accounting Officer)             ---
Louis G. Van Horn

/s/ A. Edward Allison       Director                              June 14,  2002
-------------------------                                              ---
A. Edward Allinson

                            Director                              June ___, 2002
-------------------------
Michael G. Fitt

/s/ James R. Jones          Director                              June  9,  2002
-------------------------                                              ---
James R. Jones

/s/ Landon H. Rowland       Director                              June 10,  2002
-------------------------                                              ---
Landon H. Rowland

/s/ Rodney E. Slater        Director                              June  7,  2002
-------------------------                                              ---
Rodney E. Slater

/s/ Byron G. Thompson       Director                              June  7,  2002
-------------------------                                              ---
Byron G. Thompson


The Plans: Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) of each of the respective plans designated below have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on June 6, 2002.
                                                                   ---

                                  The Kansas City Southern Railway Company Union 401(k) Plan


                                  By:  /s/ Eric B. Freestone
                                       ----------------------------------
                                       Name:  Eric B. Freestone
                                       Title: VP Human Resources


                                  Gateway Western Railway Union 401(k) Plan


                                  By:  /s/ Eric B. Freestone
                                       ----------------------------------
                                       Name:  Eric Freestone
                                       Title: VP Human Resources


                                  MidSouth Rail Union 401(k) Retirement Savings Plan


                                  By:  /s/ Eric B. Freestone
                                       ----------------------------------
                                       Name:  Eric Freestone
                                       Title: VP Human Resources

                                INDEX TO EXHIBITS

Exhibit
Number                              Description of Exhibit

4.1 Articles Fourth, Seventh, Eighth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth and Sixteenth of the Registrant's Restated Certificate of Incorporation, as amended, filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 filed on January 25, 2001 (File No. 333-54262), are hereby incorporated by reference as Exhibit 4.1

4.2 Article I, Sections 1, 3 and 11 of Article II, Article V and Article VIII of the Registrant's Bylaws, as amended and restated to May 2, 2001, filed as Exhibit 3.2 to Registrant's Form 10-Q for the quarter ended March 31, 2001 (File No. 1-4717), are hereby incorporated by reference as Exhibit 4.2

4.3 Rights Agreement by and between the Registrant and Harris Trust and Savings Bank dated as of September 19, 1995, filed as Exhibit 99 to the Registrant's Form 8-A dated October 24, 1995 (File No. 1-4717), is hereby incorporated by reference as Exhibit 4.3

4.4  The Kansas City Southern Railway Company Union 401(k) Plan

4.5  Gateway Western Railway Union 401(k) Plan

4.6  MidSouth Rail Union 401(k) Retirement Savings Plan

5.1  *

23.1 Consent of KPMG LLP

23.2 Consent of PricewaterhouseCoopers LLP

23.3 Consent of PricewaterhouseCoopers, S.C.

24.1 Powers of Attorney (included on the signature page of this Registration Statement)

--------------

* The Registrant undertakes that it has submitted or will submit The Kansas City Southern Railway Company Union 401(k) Plan, the Gateway Western Railway Union 401(k) Plan and the MidSouth Rail Union 401(k) Retirement Savings Plan (each, the "Plan") and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.